SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2009

SILICON GRAPHICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1140 East Arques Ave. Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 524-1980

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 29, 2009, Silicon Graphics, Inc. (the “Company”) and certain other debtor-in-possession subsidiaries of the Company filed unaudited unconsolidated Monthly Operating Reports (the “Operating Reports”) for the period from April 1, 2009 to April 24, 2009 with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited schedule of cash receipts and disbursements set forth in the Operating Reports filed with the Bankruptcy Court.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Reports, which contain unaudited information, and are in the format prescribed by applicable bankruptcy laws. The Operating Reports are subject to revision.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1:        Corporate Monthly Operating Reports for the period from April 1, 2009 to April 24, 2009 for Silicon Graphics, Inc. and its debtor-in-possession subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date:	June 4, 2009	By:	/s/ Barry Weinert
			Name:	Barry Weinert
			Title:	Chief Restructuring Officer